Exhibit 99.1

Dynacast International Inc. Reports Financial Results for the Quarter Ended March 31, 2014

CHARLOTTE, N.C., May 16, 2014 /PRNewswire/ — As previously announced, the management of Dynacast International Inc. (“Dynacast”) will hold a conference call at 11:00 a.m., Eastern Time, on Friday, May 16, 2014, to review Dynacast’s results for the quarter ended March 31, 2014.

Net sales were $151.3 million for the quarter ended March 31, 2014, an $11.6 million, or 8.3%, increase from the corresponding period in the prior year. Adjusted EBITDA decreased by $0.6 million, or 2.2%, to $26.7 million for the quarter ended March 31, 2014 compared to the corresponding period in the prior year. Dynacast reported net income of $0.3 million for the quarter ended March 31, 2014, a $0.7 million increase from the corresponding period in the prior year.

Conference Call

The conference call will be held at 11:00 a.m., Eastern Time, on May 16, 2014 and may be accessed by dialing (877) 873-1192 for U.S. callers or (706) 643-1195 for international callers. Please reference conference ID# 44059294.

A telephonic replay of the call will be available after 2:00 p.m., Eastern Time, on May 16, 2014 and continue through June 16, 2014 and can be accessed by dialing (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. Please reference conference ID# 44059294.

About Dynacast International Inc.

Dynacast is a global manufacturer of small, engineered die cast components for thousands of companies in end markets such as automotive safety and electronics, consumer electronics, telecommunications, healthcare, hardware, computers and peripherals among others. Dynacast has recently announced its entry into the metal injection molding market, expanding our ability to produce precision components using a wide variety of metals, including stainless steel, titanium and copper.

Dynacast produces precision components by combining extensive engineering knowledge with our specialized manufacturing technologies. We provide cost effective solutions for our customers worldwide by identifying opportunities to redesign or consolidate products and assemblies through die-casting. We have a history of delivering value to our customers through our engineering expertise, efficient operations and Advanced Quality Planning systems.

With Global Headquarters in Charlotte, NC, Dynacast operates 22 manufacturing facilities in 16 countries worldwide. Please visit www.dynacast.com to learn more.

Non-GAAP Measures

Adjusted EBITDA and Segment EBITDA, as used in this news release and the conference call to review first quarter results, are non-GAAP financial measures.

EBITDA is earnings before interest, other income, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for certain items that we believe hinder comparison of the performance of our business either period-over-period or with other businesses, including non-controlling interests, management fees, restructuring costs, professional fees and transaction costs. Items are excluded from Adjusted EBITDA because they are individually or collectively material items that we do not consider to be representative of the performance of our business during the periods presented. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our performance.

Segment EBITDA is calculated by adding back depreciation and amortization expense to segment operating income and subtracting non-controlling interests in EBITDA for each segment. We measure and evaluate our reportable segments based on segment operating income, which is consistent with our chief operating decision maker’s assessment of segment performance. Segment EBITDA does not purport to be an alternative to segment operating income.

Adjusted EBITDA and Segment EBITDA are considered non-GAAP measures because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP or are calculated using financial measures that are not calculated in accordance with GAAP. Adjusted EBITDA and Segment EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for an analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to the fact that Adjusted EBITDA and Segment EBITDA:

•	do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	do not reflect any cash requirements that would be required for replacement of assets that are being depreciated or amortized; and

•	may exclude items that reflect cash payments that were made, or will in the future be made.

The non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits their usefulness as comparative measures.

For reconciliations of Adjusted EBITDA and Segment EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, see “Reconciliation of Non-GAAP Measures” in the accompanying tables.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release may constitute “forward looking statements.” Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “contemplate,” “believe,” “estimate,” “anticipate,” “continue,” “expect,” “intend,” “predict,” “project,” “potential,” “possible,” “may,” “plan,” “should,” “would,” “goal,” “target” or other similar expressions or, in each case, their negative or other variations or comparable terminology. Forward-looking statements express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, and include all matters that are not historical facts. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements involve certain risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Actual outcomes or results may differ materially from those made in or suggested by the forward-looking statements. Factors that may cause actual outcomes or results to differ materially from forward-looking statements include those discussed in Part II, Item 1A. Risk Factors in our Form 10-K filed on March 14, 2014 and in any of our subsequent filings with the Securities and Exchange Commission.

Dynacast International Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended
(in millions of dollars)	March 31, 2014	March 31, 2013
		(As Recast)

Net sales	$151.3	$139.7

Costs of goods sold	(116.9)	(103.9)

Gross margin	34.4	35.8

Operating expenses:
Selling, general and administrative	(17.8)	(16.5)

Total operating expenses	(17.8)	(16.5)

Operating income	16.6	19.3

Other income (expense):
Interest expense	(11.4)	(13.0)
Other expense, net	(2.0)	(2.5)

Income before income taxes	3.2	3.8

Income tax expense	(2.9)	(4.2)

Net income (loss)	0.3	(0.4)

Less: net income attributable to non-controlling interests	(0.1)	(0.1)

Net income (loss) attributable to controlling stockholders	$0.2	$(0.5)

Dynacast International Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in millions of dollars)	March 31, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$25.1	$36.8
Accounts receivable, net	98.5	97.0
Inventory	45.6	45.0
Prepaids and other assets	12.6	15.2
Deferred income taxes	6.0	4.9

Total current assets	187.8	198.9

Property and equipment, net	149.1	148.7
Intangible assets, net	244.3	249.0
Goodwill	246.0	246.7
Deferred financing costs, net	14.7	15.7
Deferred income taxes	5.2	5.1
Other assets	4.6	4.6

Total assets	$851.7	$868.7

Liabilities and Equity
Current liabilities:
Accounts payable	$61.3	$67.7
Income taxes payable	4.3	5.8
Accrued expenses and other liabilities	48.2	53.4
Accrued interest	6.9	15.0
Deferred revenue	13.3	12.2
Current portion of accrued pension and retirement benefit obligations	0.9	0.8
Current portion of long-term debt	7.5	5.6
Deferred income taxes	1.5	0.4

Total current liabilities	143.9	160.9

Accrued interest and dividends	17.9	17.9
Accrued pension and retirement benefit obligations	22.5	22.5
Long-term debt, net	382.8	384.7
Mandatorily redeemable preferred stock	53.0	53.0
Warrants	17.6	15.6
Deferred income taxes	67.9	68.9
Other liabilities	12.0	9.7

Total liabilities	717.6	733.2

Puttable common stock	1.5	1.5

Commitments and contingencies

Equity:
Common stock	0.2	0.2
Additional paid-in capital	167.5	167.5
Accumulated foreign currency translation adjustments, net	(12.1)	(10.5)
Unrealized (losses) gains on cash flow hedges, net	(0.5)	(0.2)
Cumulative unrealized pension losses, net	(2.2)	(2.3)
Accumulated deficit	(24.6)	(24.8)

Total equity attributable to controlling stockholders	128.3	129.9

Non-controlling interests	4.3	4.1

Total equity	132.6	134.0

Total liabilities and equity	$851.7	$868.7

Dynacast International Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended
(in millions of dollars)	March 31, 2014	March 31, 2013
		(As Recast)
Cash flows from operating activities
Net income (loss)	$0.3	$(0.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9.7	8.4
Amortization of deferred financing costs	1.0	1.6
Deferred income taxes	(0.7)	(1.6)
Change in fair value of warrants	2.0	2.5
Dividends on mandatorily redeemable preferred stock	1.8	2.2
Other	0.2	0.1

Changes in operating assets and liabilities:
Accounts receivable	(1.9)	(6.5)
Inventory	(0.9)	(1.2)
Prepaid and other assets	2.4	(0.4)
Accounts payable	(6.2)	(7.2)
Income taxes payable	(0.1)	1.8
Accrued expenses	(0.4)	1.1
Accrued interest and dividends	(8.1)	(7.9)
Other	(1.3)	5.4

Net cash flows used in operating activities	(2.2)	(2.1)

Cash flows from investing activities
Capital expenditures	(7.5)	(7.2)
Settlements of derivative contracts	(0.2)	—

Net cash flows used in investing activities	(7.7)	(7.2)

Cash flows from financing activities
Draws on revolver	—	9.0
Repayments on revolver	—	(7.0)
Draws on line of credit	2.7	1.0
Repayments on line of credit	(2.7)	—
Repayments on long-term debt	—	(1.3)
Dividends paid to holders of mandatorily redeemable preferred stock	(1.8)	—

Net cash flows (used in) provided by financing activities	(1.8)	1.7

Effect of exchange rate changes on cash and cash equivalents	—	(0.3)
Net change in cash and cash equivalents	(11.7)	(7.9)

Cash and cash equivalents
Beginning of period	36.8	28.0

End of period	$25.1	$20.1

Dynacast International Inc.

Reconciliation of Non-GAAP Measures

The following tables reconcile our total net income (loss) to Adjusted EBITDA and our net income (loss) by segment to Segment EBITDA for the period shown:

	For the Three Months Ended
	March 31, 2014					March 31, 2013
						(As Recast)
(In millions of dollars)	Europe	Asia	North America	Corporate	Total	Europe	Asia	North America	Corporate	Total

Sales	$51.4	$56.9	$43.0	$—	$151.3	$46.0	$50.7	$43.0	$—	$139.7

Net income (loss)	$6.2	$6.2	$(0.7)	$(11.4)	$0.3	$4.3	$5.8	$3.1	$(13.6)	$(0.4)
Income taxes	1.1	1.3	7.3	(6.8)	2.9	2.2	1.5	6.5	(6.0)	4.2
Interest expense	0.3	—	—	11.1	11.4	0.3	—	—	15.2	15.5
Other (expense) income	(1.0)	(0.1)	—	3.1	2.0	(0.9)	—	—	0.9	—

Operating income (loss)	6.6	7.4	6.6	(4.0)	16.6	5.9	7.3	9.6	(3.5)	19.3
Depreciation & amortization	3.9	3.5	2.3	—	9.7	3.3	3.1	1.9	0.1	8.4

EBITDA	10.5	10.9	8.9	(4.0)	26.3	9.2	10.4	11.5	(3.4)	27.7

Non-controlling interests in EBITDA	—	(0.2)	—	—	(0.2)	—	(0.2)	—	—	(0.2)
Management fees	—	—	—	0.6	0.6	—	—	—	0.6	0.6
Impact of change in accounting principle as applied to prior periods	—	—	—	—	—	—	—	(0.8)	—	(0.8)

Adjusted EBITDA	$10.5	$10.7	$8.9	$(3.4)	$26.7	$9.2	$10.2	$10.7	$(2.8)	$27.3

CONTACT:

Richard J. Lehman Jr.

980-297-7354

richardlehman@dynacast.com